                                                                    EXHIBIT 4.23




                          Registration Rights Agreement

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 1, 2003, by and between M&T Bank Corporation, a New York corporation (together with its permitted successors and assigns, "Company"), and Allied Irish Banks, p.l.c., a limited liability company incorporated under the laws of Ireland (together with its permitted successors and assigns, the "Shareholder").

         WHEREAS, pursuant to the Agreement and Plan of Reorganization by and among Shareholder, Allfirst Financial Inc. and Company, dated as of September 26, 2002 (the "Reorganization Agreement"), Shareholder has the right to receive 26,700,000 shares of common stock, par value $0.50, of the Company (the "Shares"); and

         WHEREAS, pursuant to Section 7.4 of the Reorganization Agreement, the Company and Shareholder have agreed to enter into this Agreement effective as of the Closing (as defined in the Reorganization Agreement);

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby agree as follows:

SECTION 1.   Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Agreement" shall have the meaning set forth in the preamble hereto.

         "Business Day" shall mean any day that the New York Stock Exchange is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

         "Common Stock" shall mean the common stock, par value $0.50 per share, of Company, or any other shares of capital stock of Company into which such stock shall be reclassified or changed (by operation of law or otherwise).

         "Company" shall have the meaning set forth in the preamble hereto.

         "Company Registration Statement" shall have the meaning set forth in
Section 4(a) hereof.

         "Delay Period" shall have the meaning set forth in Section 2(b) hereof.

         "Demand Registration" shall have the meaning set forth in Section 3 hereof.

         "Effective Date" shall have the meaning set forth in Section 2(b) hereof.

         "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Reorganization Agreement" shall have the meaning set forth in the recitals hereto.

         "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

         "Prospectus" shall mean the prospectus included in any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such registration statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Registrable Shares" shall means the Shares, any shares of Common Stock acquired by Shareholder on or after the date hereof not in violation of the terms of the Reorganization Agreement, and any shares of Common Stock paid, issued or distributed in respect of such shares by way of stock dividends or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or otherwise, until in the case of any such shares (i) such shares have been disposed of by Shareholder pursuant to such effective registration statement under the Securities Act, or (ii) such share may be transferred by Shareholder without registration or other restriction pursuant to the Rule 144(k) under the Securities Act or any successor rule and Company has removed any restrictive legend on the share certificate evidencing such share.

         "Registration Statement" shall mean the registration statement of Company filed with the SEC that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shareholder" shall have the meaning set forth in the recitals hereof.

         "Shelf Registration" shall have the meaning set forth in Section 2(a) hereof.

         "underwritten registration" or "underwritten offering" means a registration in which securities of Company are sold to or through one or more underwriters for reoffering or sale to the public.

SECTION 2.   Shelf Registration.

                  (a) Upon a request by Shareholder, Company shall file a Registration Statement under the Securities Act relating to all or part of the Registrable Shares, which Registration Statement provides for the sale by Shareholder of Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration"); provided that Company shall not be obligated (i) to effect more than one Shelf Registration in any 12-month period, or (ii) to effect a Shelf Registration for less than one million shares of Common Stock.

                  (b) Company agrees to use its reasonable best efforts to cause the SEC to declare the Shelf Registration effective (the date of initial effectiveness being referred to herein as the "Effective Date") as soon as practicable and to keep the Shelf Registration continuously effective and usable for the resale of Registrable Shares for a period ending on the date on which all the Registrable Shares covered by such Shelf Registration have been sold. The foregoing notwithstanding, Company shall have the right to suspend the use of the Shelf Registration for a reasonable length of time (a "Delay Period") and from time to time if the Chief Executive Officer, Chief Financial Officer or General Counsel of Company shall determine in good faith that such use (A) would require disclosure by Company that would materially interfere with a material financing, merger, sale or acquisition of assets, recapitalization or other similar corporate action of Company that is pending or expected by Company to occur or be announced during the Delay Period or (B) would require pre-mature disclosure of non-public information the disclosure of which, in the good faith determination of the Chief Executive Officer, Chief Financial Officer or General Counsel of Company, would be materially adverse to Company or with respect to which Company has a bona fide business purpose for keeping such information confidential, it being understood and agreed that while Company is under no obligation to disclose any such information for the purpose of permitting any such sale, Company shall endeavor to limit any Delay Period to the period reasonably necessary for the foregoing purposes, and in exercising its right to impose Delay Periods shall not treat Shareholder more restrictively than it does directors and executive officers of Company who have access to such information. Company shall provide written notice (to the extent practicable) no fewer than 5 Business Days prior to commencement of a Delay Period and promptly upon the end of any Delay Period to Shareholder and Shareholder shall cease all disposition efforts with respect to Registrable Shares held by it immediately upon the beginning of any Delay Period until notified of the end of such Delay Period.

                  (c) Company shall use its reasonable best efforts to remain eligible to register securities on Form S-3, including meeting the registrant requirements set forth in the instructions to Form S-3.

SECTION 3.   Demand Registration.

         Shareholder may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"); provided that the Company shall not be obligated (i) to effect more than two Demand Registrations in any 12-month period, or (ii) to effect a Demand Registration for less than one million shares of Common Stock. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

SECTION 4.   Piggyback Registration.

                  (a) If Company proposes to file a registration statement (other than a registration statement filed pursuant to Sections 2 or 3 or a registration statement on Form S-8 or Form S-4, or their successors) for an offering and sale of shares of Common Stock by Company in an underwritten offering or an offering and sale of shares of Common Stock by one or more selling shareholders, or both the Company and one or more selling shareholders (a "Company Registration Statement"), it will, prior to such filing, give written notice to Shareholder of its intention to do so at least 15 days prior to the anticipated filing date of such Company Registration Statement; provided, that Company shall not be required to give any notice if the Company Registration Statement is underwritten and the underwriter(s) thereof shall have advised Company in writing that inclusion of any securities, other than those to be sold by Company, would materially and adversely affect the offering. Company's written notice shall offer to include in such registration statement for offer to the public such number of Registrable Shares as Shareholder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class and securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any other shareholder of the Company with the right to have shares of Company Common Stock registered thereon, any proposed managing underwriter or underwriters of such securities and (if available or as soon as available) a good faith estimate (which may be a range) by Company of the proposed maximum offering price of such securities, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of Shareholder to Company given within 10 days after Company provides such notice, Company shall use its reasonable best efforts to cause all Registrable Shares which Company has been requested by Shareholder to register to be included in such Company Registration Statement. Company shall have the right to postpone, suspend or withdraw any Company Registration Statement without obligation to Shareholder. The right of Shareholder to include its Registrable Shares in any Company Registration Statement shall be conditioned upon Shareholder's participation in the underwriting for such Company Registration Statement on the terms set forth herein. Shareholder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Company with respect to shares sold by it. Notwithstanding any other provision of this
Section 4, if the managing underwriter advises Company in writing that in its opinion the inclusion of all shares requested to be registered by Company and any selling shareholders (including Shareholder) would materially and adversely affect the offering, Company may limit the number of Registrable Shares to be included in the Company Registration Statement and underwriting to a number that would not reasonably be expected to have such affect. In such event, Company shall so advise Shareholder, and the number of shares that are entitled to be included in the Company Registration Statement and underwriting shall be allocated in the following manner:

                           (i) First, the securities of Company to be issued by Company shall be included in the Company Registration Statement.

                           (ii) Second, the securities of Company held by Shareholder and other holders of securities of Company who are entitled by contract with Company to have securities included in such a registration statement shall be included in the Company Registration Statement, on a pro rata basis based upon the number of securities of Company requested by Shareholder and such other holders to be included in such Company Registration Statement.

SECTION 5.   Registration Procedures.

                  (a) In connection with the registration obligations of Company pursuant to and in accordance with Sections 2, 3 and 4 hereof (and subject to Company's rights under Sections 2, 3 and 4 hereof), Company shall use its reasonable best efforts to effect the registration of such Registrable Securities as expeditiously as possible, and in connection with such registration:

                           (i) with respect to a Demand Registration and a Piggyback Registration, Company will use its reasonable best efforts to file such registration statement to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and use reasonable best efforts to cause such filed registration statement to become effective, and to remain effective for a period of not less than 90 days;

                           (ii)     prepare and file with the SEC such
         amendments (including post-effective amendments) to such registration statement, and such supplements to such Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder or any applicable state securities laws during the applicable period in accordance with the intended methods of disposition by the sellers thereof and cause such Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                           (iii)    notify Shareholder promptly and, if
         requested, confirm such notice in writing, (v) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (w) of any request by the SEC for amendments or supplements to such registration statement or related Prospectus (including any SEC "comment letter") or for additional information regarding Shareholder, (x) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (y) of the receipt by Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (z) at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                           (iv) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such registration statement, or the prompt lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

                           (v) if requested by Shareholder, furnish to Shareholder, without charge, copies of such registration statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary Prospectus, each amended preliminary Prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as Shareholder may reasonably request in order to facilitate the disposition of the Registrable Shares in conformity with the requirement of the Securities Act (Company hereby consenting to such use of such documents);

                           (vi) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 5(a)(iii)(w) or 5(a)(iii)(z) above, promptly prepare a supplement or post-effective amendment to such registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (vii) cause all Registrable Shares covered by such registration statement to be listed on each U.S. securities exchange, if any, on which similar securities issued by Company are then listed;

                           (viii) use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the sale of the Registrable Shares;

                           (ix) subject to receiving reasonable assurances of confidentiality, make available for inspection by Shareholder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Shareholder or such underwriter, all financial and other records, pertinent corporate documents and properties of Company, and cause the managers, officers, members, employees and independent accountants of Company to supply all information reasonably requested by any Shareholder, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to Shareholder, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of Company after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                           (xi) permit Shareholder, if it might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to request the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of Shareholder and its counsel should be included, and Company shall include such material, unless in the reasonable judgment of Company and its counsel, the material should be not included;

                           (xii)    obtain a "comfort" letter from the
         independent public accountants of Company in customary form and covering such matters of the type customarily covered by "comfort" letters as Shareholder reasonably requests; and

                           (xiii) otherwise facilitate such registration and related offering.

                  (b) Company may require Shareholder to furnish such information regarding the distribution of such Registrable Shares and as to Shareholder as it may from time to time reasonably request.

                  (c) Shareholder agrees by inclusion of such Registrable Shares in a registration statement that, upon receipt of any notice from Company of the happening of any event of the kind described in clauses (w), (x), (y) or
(z) of Section 5(a)(iii) hereof or upon notice of the commencement of any Delay Period, it shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or Prospectus pursuant to such registration statement until its receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof, or until it is advised in writing by Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by Company, Shareholder shall deliver to Company (at the expense of Company) all copies, other than permanent file copies then in Shareholder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Shareholder further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to a registration statement.

                  (d) If Shareholder desires to effect the sale and distribution of some or all of the Registrable Securities covered by a registration statement by means of an underwriting, it shall so advise Company, and Company and Shareholder shall enter into an underwriting agreement in customary form (including customary indemnification and contribution provisions on the part of Company) for such purpose and shall otherwise cooperate reasonably with respect to such underwriting. The underwriter(s) shall be selected by Shareholder and shall be reasonably acceptable to Company.

SECTION 6.   Indemnification and Contribution.

                  (a) Company will indemnify and hold harmless Shareholder and each Person who participates as an underwriter, each Person, if any, who controls the Shareholder or such underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective agents, employees, officers and directors (including those of such controlling Person) against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, judgments, liabilities or reasonable expenses (or any action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Registrable Securities were registered under the Securities Act or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage, judgment or liability as such expenses are incurred; provided, however, that Company shall not be liable in any such case to the extent any such loss, claim, damage, judgment, liability or reasonable expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to Company by such indemnified party specifically for use in the preparation thereof; provided, further, that Company shall not be liable to any indemnified party hereunder with respect to the registration statement or Prospectus to the extent that any such loss, claim, damage, judgment, liability or reasonable expense of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the registration statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented registration statement or Prospectus, if the Person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented registration statement or Prospectus if Company had previously furnished copies thereof to such indemnified party and such indemnified party was required under the Securities Act to deliver such amended or supplemented registration statement or Prospectus.

                  (b) Shareholder will indemnify and hold harmless Company, each Person who participates as an underwriter, each Person, if any, who controls the Shareholder or such underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective agents, employees, officers and directors (including those of such controlling Person) against any losses, claims, damages, judgments, liabilities or reasonable expenses to which each such indemnified party may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity from Company, but only insofar as such losses, claims, damages, judgment, liability or reasonable expense arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions made in reliance upon and in conformity with information furnished in writing by Shareholder to Company specifically for use in the preparation of a registration statement (or any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party except to the extent the indemnifying party shall have been prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel of any actual or potential conflict of interest or that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties), or (c) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after the indemnified party has given notice of commencement in compliance with this clause (c) . Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment against the indemnified party or enter into any settlement or compromise that (x) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation, or (y) requires the indemnified party to admit any wrongdoing.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Shareholder on the other (including without limitation that of their respective officers, directors, employees and agents) in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Shareholder on the other (including without limitation, in each case, that of their respective officers, directors, employees and agents) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (e) Notwithstanding the provisions of this Section 6(e), in the case of distributions to the public, Shareholder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by Shareholder and distributed to the public were offered to the public exceeds (B) the amount of any damages which Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f)      The obligations of Company and Shareholder under this
Section 6 shall be in addition to any liability that such Persons may otherwise have. For purposes of this Section 6, each Person, if any, who controls Shareholder or an underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as Shareholder or such underwriter; and each director of the Company, each officer of the Company who signed the registration statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

SECTION 7.   Registration Expenses.


         Except as provided below, whether or not any registration statement becomes effective, Company shall pay all costs, fees and expenses incident to Company's performance of or compliance with this Agreement including, without limitation, (i) SEC registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws; (ii) printing expenses and fees;
(iii) fees and expenses incurred in connection with the listing of the Registrable Securities; (iv) fees and disbursements of counsel for Company; (v) fees and disbursements of all independent certified public accountants of Company (including the expenses of any comfort letters obtained pursuant to Section 5(a)(xiii) and all other Persons retained by Company in connection with the registration statement; and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. In all cases, Shareholder will be responsible for underwriters' discounts, selling commissions and fees and disbursements of its counsel with respect to the Registrable Shares being sold by it.

SECTION 8.   "Stand-Off" Agreement.

         Shareholder, if reasonably requested by the managing underwriter of an underwritten offering of securities by Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares during the 3-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering, provided that such agreement shall be on terms customary for such agreements (including exceptions to the foregoing obligation). Company, if reasonably requested by the managing underwriter of an underwritten offering of securities by Shareholder, shall agree not to sell or otherwise transfer or dispose of any Company Common Stock during the 3-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering, provided that such agreement shall be on terms customary for such agreements (including exceptions to the foregoing obligation).

SECTION 9.   Miscellaneous.

         9.1 Termination. This Agreement and the obligations of Company hereunder shall terminate on the earlier of the (i) first date on which no Registrable Shares remain outstanding and (ii) the date all Registrable Shares may be sold in a single three-month period pursuant to Rule 144 under the Securities Act.; provided that in the case of clause (ii), this Agreement shall not terminate with respect to any then effective Registration Statement under which there are Registrable Shares registered unless such Registrable Shares may be transferred by Shareholder without registration or other restriction pursuant to the Rule 144(k) under the Securities Act or any successor rule and Company has removed any restrictive legend on the share certificate evidencing such share; provided that the foregoing Sections 6 and 7 of this Agreement shall survive any such termination in accordance with their terms.

         9.2 Amendments and Waivers. The provisions of this Agreement including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions herein may not be given, unless consent is obtained from the party against whom such waiver, modification or amendment is sought to be enforced.

         9.3 Notices. All notices, requests, demands and other communications required or permitted herein shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof);

                          (i)      if Shareholder, to:

                            Allied Irish Banks, plc
                            Bankcentre, Ballsbridge
                            Dublin 4, Ireland

                            Attn: Bryan Sheridan
                                  Group Law Agent
                            Facsimile No: 011-353-1-668-9677

                        With a required copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York 10019
                            Attn:  Edward D. Herlihy, Esq.
                            Facsimile No: (212) 403-2000


                          (ii)     if to Company, to:

                            M&T Bank Corporation
                            One M&T Plaza
                            Buffalo, New York  14229
                            Attn:  Michael Pinto
                                   Executive Vice President and Chief
                                   Financial Officer
                            Facsimile No: (716) 842-5177


                          With a required copy to:

                            M&T Bank Corporation
                            One M&T Plaza
                            Buffalo, New York  14229
                            Attn: Richard A. Lammert, Esquire
                                  Senior Vice President and General Counsel
                            Facsimile No: (716) 842-5177

                          and to:

                            Arnold & Porter
                            555 Twelfth Street, N.W.
                            Washington, D.C.  20004
                            Attn:  Steven Kaplan, Esquire
                            Facsimile No: (202) 942-5999

         9.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided that without the written consent of Company, Shareholder may not assign its rights hereunder to a Person other than any direct or indirect Subsidiary of Shareholder of which

Shareholder holds 80% or more of the outstanding equity capital or voting shares and to which Registrable Shares have been transferred in compliance with the provisions of the Reorganization Agreement; provided that no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to Company, that such assignee will be bound by all provisions binding on Shareholder hereunder. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any successor or assignee any rights or remedies hereunder.

         9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 Specific Performance. Each of the parties hereto, in addition to being entitled to exercise all rights provided herein or granted by law, shall be entitled to specific performance of its rights under this Agreement. Each of the parties agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any such party of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         9.7 Headings; Sections. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references to Sections shall refer to Sections of this Agreement, unless otherwise stated.

         9.8      Governing Law.

                  (a) Except to the extent superceded by Federal law, this Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state that would construe this Agreement under the laws of another state.

                  (b) Any action brought in connection with this Agreement shall be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, which courts shall have exclusive jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (c) By the execution and delivery of this Agreement, each of the parties hereto submits to the personal jurisdiction of any court of the State of New York located in the City of New York or of the United States of America for the Southern

District of New York in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

                  (d) To the extent that Shareholder or Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Shareholder and Company each hereby irrevocably waive such immunity in respect of its obligations with respect to this Agreement.

                  (e) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         9.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ and alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         9.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Company with respect to the Registrable Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.11 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              M&T BANK CORPORATION


                              By: /s/ Michael P. Pinto
                                  ---------------------------------
                                  Name:  Michael P. Pinto
                                  Title: Executive Vice President and
                                         Chief Financial Officer



                              ALLIED IRISH BANKS, P.L.C.


                              By: /s/ Michael D. Buckley
                                  ---------------------------------
                                  Name:  Michael D. Buckley
                                  Title: Group Chief Executive